Exhibit 10.18

Lock-Up Agreement

January ___, 2011

Ladenburg Thalmann & Co. Inc.
520 Madison Avenue
9th Floor
New York NY 10022

Ladies and Gentlemen:

The undersigned understands that Ladenburg Thalmann & Co. Inc. (“Ladenburg” or the “Underwriter”) proposes to enter into an Underwriting Agreement (the “Underwriting Agreement”) with IASO Pharma Inc., a Delaware corporation (the “Company”), providing for the public offering (the “Public Offering”) by the Underwriter of shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”).

To induce the underwriters that may participate in the Public Offering to continue their efforts in connection with the Public Offering, the undersigned hereby agrees that, without the prior written consent of Ladenburg, he or she will not, during the period commencing on the date hereof and ending 180 days after the date of the final prospectus relating to the Public Offering (the “Prospectus”) (the “Lock-Up Period”), sell, offer, agree to sell, contract to sell, hypothecate, pledge, encumber, grant any option to purchase, make any short sale of, or otherwise dispose of or hedge, directly or indirectly, any security of the Company (collectively, “Company Securities”), including but not limited to shares of Common Stock or any securities convertible into or exercisable or exchangeable for Company Securities, whether any such transaction described above is to be settled by delivery of Company Securities, cash or otherwise.  The foregoing sentence shall not apply to (a) transactions relating to Company Securities acquired in open market transactions after the completion of the Public Offering, or (b) transfers of Company Securities to (i) the spouse or any lineal descendant of the undersigned, (ii) any trust for the benefit of the undersigned or the spouse or lineal descendant of the undersigned, (iii) non-profit organizations qualified as charitable organizations under Section 501(c)(3) of the Internal Revenue Code of 1986, as amended, (iv) the estate of the undersigned, or (v) any affiliate of the undersigned; provided that in the case of any transfer or distribution pursuant to clause (b), each donee or distributee shall sign and deliver a lock-up agreement substantially in the form of this agreement.  In addition, the undersigned agrees that, without the prior written consent of Ladenburg, it will not, during the Lock-Up Period, make any demand for or exercise any right with respect to, the registration of any Company Securities.  The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the undersigned’s Company Securities, except in compliance with the foregoing restrictions.

If (a) the Company issues an earnings release or material news, or a material event relating to the Company occurs, during the last 17 days of the Lock-Up Period, or (b) prior to the expiration of the Lock-Up Period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the Lock-Up Period, the restrictions imposed by this agreement shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event, unless Ladenburg waives such extension.

No provision in this agreement shall be deemed to restrict or prohibit the exercise or exchange by the undersigned of any option or warrant to acquire Company Securities; provided that the undersigned does not transfer the Company Securities acquired on such exercise or exchange during the Lock-Up Period, unless otherwise permitted pursuant to the terms of this agreement.  In addition, no provision herein shall be deemed to restrict or prohibit the entry into or modification of a so-called “10b5-1” plan at any time (other than the entry into or modification of such a plan in such a manner as to cause the sale of any Company Securities within the Lock-Up Period).

The undersigned understands that the Company and the Underwriter are relying upon this agreement in proceeding toward consummation of the Public Offering.  The undersigned further understands that this agreement is irrevocable and shall be binding upon the undersigned’s heirs, legal representatives, successors and assigns.

The undersigned understands that, if the Underwriting Agreement is not executed by February 14, 2011, or if the Underwriting Agreement (other than the provisions thereof which survive termination) shall terminate or be terminated prior to payment for and delivery of the shares of Common Stock to be sold thereunder, the undersigned shall be released from all obligations under this letter agreement.

Whether or not the Public Offering actually occurs depends on a number of factors, including market conditions.  Any Public Offering will only be made pursuant to an Underwriting Agreement, the terms of which are subject to negotiation between the Company and the Underwriter.

Very truly yours,
(Signature)
(Print Name)
(Print Address)